EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference of our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-8 No. 333-84245) for the registration of 5,131,035 shares of its common stock pertaining to the 1989 Stock Option Plan (as amended), the 1998 Stock Bonus Incentive Plan, the 1998 Non-Employee Directors' Stock Option Plan (as amended), the 1998 employment agreement of Mark Korell (as amended), the 1999 employment termination agreement of Jan C. Hoeffel, the 1999 Employee Stock Purchase Plan, the 1999 employment agreement of Thomas L. Porter, the 1998 employment agreement of Michael G. Conway (as amended), the 1998 employment agreement of L. Daniel Rawitch (as amended), and the 1998 employment agreement of James Fisher of FiNet.com, Inc. and subsidiaries and to the incorporation by reference therein of our report dated June 11, 1999 (except Note 19, as to which the date is June 28, 1999), with respect to the consolidated financial statements and schedules of FiNet.com, Inc. and subsidiaries included in its Form 10-K for the year ended April 30, 1999, filed with the Securities and Exchange Commission.





                                          /s/ Ernst & Young LLP
                                          -----------------------------------
                                          ERNST & YOUNG LLP

San Francisco, California
August 31, 1999